                                                                     EXHIBIT 3.7

                                State of Delaware

                        Office of the Secretary of State

                              --------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "VALOR TELECOMMUNICATIONS ENTERPRISES, LLC", FILED IN THIS OFFICE ON THE TWELFTH DAY OF JUNE, A.D. 2000, AT 9 O'CLOCK A.M.

3242447 8100            [SEAL OF THE STATE OF DELAWARE]

001296094                                /s/ Edward J. Freel
                                         --------------------------------------
                                         Edward J. Freel, Secretary of State

                                         AUTHENTICATION:  0490917
                                         DATE:  06-12-00

                           CERTIFICATION OF FORMATION
                                       OF
                    VALOR TELECOMMUNICATIONS ENTERPRISES, LLC

      The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "Delaware Limited Liability Company") hereby certified that:

      FIRST: The name of the limited liability company (hereinafter called the Limited Liability Company") is Valor Telecommunications Enterprises, LLC.

      SECOND: The address of the registered office and the name and address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington. Delaware 19805.

Executed on June 9, 2000

                                     /s/ John B. Watkins
                                     ----------------------------------------
                                     John B. Watkins, Authorized Person


                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/12/2000
                                                            001296094 - 3242447